AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT dated as of October 16, 2007 (this "Agreement"), by and between Appalachian Oil Company, Inc., a Tennessee corporation ("Borrower"), Greystone Business Credit II, L.L.C., a Delaware limited liability company, as agent and lender ("Agent").

RECITALS:

WHEREAS, Borrower and Agent entered into certain financing arrangements pursuant to the Loan and Security Agreement dated as of September 17, 2007, by and between Borrower and Agent (as amended hereby, and as the same may have heretofore been or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced (the "Loan Agreement"));

WHEREAS, Borrower has requested that Agent amend the Loan Agreement in order to provide further financial accommodations to Borrower and its affiliates;

WHEREAS, Agent is willing to amend the Loan Agreement in accordance with the terms set forth below; and

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

1.1.  Interpretation. All capitalized terms used herein (including the recitals hereto) shall have the respective meanings ascribed thereto in the Loan Agreement unless otherwise defined herein.

SECTION 2.  AMENDMENTS

2.1.  Amendments. Subject to the satisfaction of the conditions set forth in Section 5 below, and in reliance on the representations and warranties, covenants and other agreements set forth in this Agreement, the Loan Agreement is hereby amended as follows:

(a)  Section 1.1 of the Loan Agreement is hereby amended by adding paragraph (e) as follows:

(e) Term Loan C. Each Lender with a Term Loan C Commitment agrees (severally and not jointly) to convert a portion of Revolving Loans, on or prior to October ___, 2007, into an advance to Borrower in an amount equal to its Pro Rata Term Loan C Share of the principal amount, if any, set forth in Section 2(c) of Schedule A. Each such advance made by a Lender is sometimes referred to herein as a "Term Loan C Advance" and collectively as "Term Loan C." Each Term Loan C Advance will be evidenced by a term note in the form attached hereto as Exhibit D. After Term Loan C has been made, the Term Loan C Commitment automatically shall be terminated.

(b)  Section 1.1 of the Loan Agreement is hereby amended by adding paragraph (f) as follows:

(f) Notwithstanding anything to the contrary contained herein, no Lender shall have any obligation to make any Loan under this Agreement if the making of such Loan would have the effect of creating a breach of, or causing a conflict with, any of the provisions of the Subordination Agreement dated as of September 17, 2007 between YA Global Investments, L.P. and Greystone Business Credit II, L.L.C.

(c)  The second sentence of Section 1.4(a) of the Loan Agreement is hereby amended and restated as follows:

Except as set forth in Section 1.4(c), principal of the Term Loans shall be repaid as set forth in Section 2(a)(ii), 2(b)(ii) and 2(c)(ii) of Schedule A or, in the case of Term Loan C, at such other times and in such other amounts as determined by Lender in its sole discretion.

(d)  Section 1.4 of the Loan Agreement is hereby amended by adding paragraph (c) as follows:

(c) Borrowers shall (i) prepay Term Loan C until paid in full and (ii) thereafter repay the Revolving Loans, in each case within 45 days after the end of each fiscal quarter (commencing with the fiscal quarter ending December 31, 2007), in an amount equal to the amount by which Excess Cash Flow exceeds $750,000 for such fiscal quarter. For purposes of this Section 1.4(c), "Excess Cash Flow" means, for any period, the remainder of (1) the sum of (A) Borrowers’ consolidated net income (or loss) for such period, plus (without duplication) (B) to the extent deducted in determining such net income (or loss), the sum of (I) the consolidated non-cash interest expense of Borrowers for such period, (II) non-cash income tax expense of Borrowers for such period, (III) depreciation, amortization and other non-cash charges or expenses of Borrowers for such period and (IV) extraordinary and non-recurring non-cash losses of Borrowers during such period, minus (C) extraordinary and non-recurring non-cash gains of Borrowers during such period, minus (2) the sum, without duplication, of (A) scheduled repayments of principal of the Term Loans made during such period, plus (B) non-financed capital expenditures made in such period and permitted under this Agreement.

(e)  Section 4.1 of the Loan Agreement is hereby amended by inserting "and Affiliates of Agent" immediately prior to "a continuing security interest in all of the property of Borrower."

(f)  Section 4.3 of the Loan Agreement is hereby amended and restated as follows:

Borrower shall, at the request of Agent, at any time and from time to time, authenticate, execute and deliver to Agent and/or its Affiliates such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Agent and/or its Affiliates) and do such other acts and things or cause third parties to do such other acts and things as Agent and/or its Affiliates may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Agent and the Lenders and Affiliates of Agent (free and clear of all other Liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Obligations and to facilitate the collection of the Collateral. Borrower authorizes Agent and its Affiliates to file, transmit, or communicate, as applicable, financing statements and amendments describing the Collateral as "all personal property of debtor" or "all assets of debtor" or words of similar effect, in order to perfect Agent's and its Affiliates’ Liens in the Collateral without Borrower's signature. Borrower also hereby ratifies its authorization for Agent to have filed in any jurisdiction any financing statements filed prior to the date hereof.

(g)  The first paragraph of Section 11.1 of the Loan Agreement is hereby amended and restated as follows:

On a weekly basis (or more frequently if requested by Agent (a "Settlement Date"), Agent shall provide each Lender with a statement of the outstanding balance of the Loans as of the end of the Business Day immediately preceding the Settlement Date (the "Pre-Settlement Determination Date") and the current balance of the Loans funded by each Lender (whether made directly by such Lender to Borrower or constituting a settlement by such Lender of a previous Disproportionate Advance or Protective Advance made by Agent on behalf of such Lender to Borrower). If such statement discloses that such Lender's current balance of the Loans as of the Pre-Settlement Determination Date exceeds such Lender's (a) Pro Rata Revolving Share of the Revolving Loans plus (b) Pro Rata Term Loan A Share of Term Loan A plus (c) Pro Rata Term Loan B Share of Term Loan B plus (d) Pro Rata Term Loan C Share of Term Loan C, in each case outstanding as of the Pre-Settlement Determination Date, then Agent shall, on the Settlement Date, transfer, by wire transfer, the net amount due to such Lender in accordance with such Lender's instructions, and if such statement discloses that such Lender's current balance of the Loans as of the Pre-Settlement Determination Date is less than such Lender's (a) Pro Rata Revolving Share of the Revolving Loans, plus (b) Pro Rata Term Loan A Share of Term Loan A, plus (c) Pro Rata Term Loan B Share of Term Loan B, plus (d) Pro Rata Term Loan C Share of Term Loan C, in each case outstanding as of the Pre-Settlement Determination Date, then such Lender shall, on the Settlement Date, transfer, by wire transfer the net amount due to Agent in accordance with Agent's instructions. In addition, on a monthly basis, Agent shall pay to Lenders interest and fees as agreed between Agent and each Lender in a separate agreement with each such Lender.

(h)  Section 12.6(a) of the Loan Agreement is hereby amended and restated as follows:

(a) No amendment or waiver of any provision of this Agreement or any of the Loan Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Required Lenders, or if the Lenders shall not be parties thereto, by the parties thereto and consented to by Agent and Required Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (or with respect to clauses (i), (ii), (iii) or (iv) below, all directly affected Lenders), do any of the following: (i) increase the Revolving Loan Commitment, Term Loan A Commitment, Term Loan B Commitment or Term Loan C Commitment of any Lender, (ii) reduce the principal of, or interest on, the Loans (other than as expressly permitted herein) or any fees hereunder, (iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Loans or any fees hereunder, (iv) change the Adjusted Pro Rata Revolving Share, Pro Rata Revolving Share, Pro Rata Share, Pro Rata Term Loan A Share, Pro Rata Term Loan B Share or Pro Rata Term Loan C Share of any Lender, or any minimum requirement necessary for the Agent, Lenders or Required Lenders to take any action hereunder, (v) amend or waive this Section 12.6, or change the definition of Required Lenders, or (vii) except in connection with the financing, refinancing, sale or other disposition of any asset of Borrower permitted under this Agreement (or to the extent Agent's and Required Lenders' approval only is required with any such release pursuant to Section 10.11), release or subordinate any Agent's Liens on any of the Collateral and provided further, that no amendment, waiver or consent affecting the rights or duties of Agent under this Agreement or any Loan Documents shall in any event be effective, unless in writing and signed by Agent in addition to the Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, (A) for purposes of voting or consenting to matters with respect to this Agreement and the Loan Documents, a Defaulting Lender shall not be considered a Lender and such Defaulting Lender's Revolving Loan Commitment, Term Loan A Commitment, Term Loan B Commitment and Term Loan C Commitment shall each be deemed to be $0 until such Defaulting Lender makes the payments required in this Agreement and (B) the consent of Borrower shall not be required for any amendment, modification or waiver of the provisions of this Section 12.6.

(i)  The first sentence of Section 12.9(d) of the Loan Agreement is hereby amended and restated as follows:

Agent shall, maintain at its address referred to in Section 12.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment, Term Loan A Commitment, Term Loan B Commitment, Term Loan C Commitment and principal amount of the Loans owing to, each Lender from time to time (the "Register").

(j)  The first clause of Section 12.9(f) of the Loan Agreement is hereby amended and restated as follows:

Each Lender may, with prior written notice to Agent, sell participations (without the consent of Agent, Borrower or any other Lender) to one or more parties, in or to all (or a portion) of its rights and obligations under this Agreement (including all or a portion of its Revolving Loan Commitment, Term Loan A Commitment, Term Loan B Commitment, Term Loan C Commitment or the Loans owing to it);

(k)  Section 1(a) of Schedule A to the Loan Agreement is hereby amended and restated as follows:

(a) Maximum Facility Amount:  $20,000,000, minus the outstanding principal balance at such time of (i) Term Loan A, (ii) Term Loan B, (iii) Term Loan C and (iv) "Term Loan C" under that certain Loan and Security Agreement dated as of December 29, 2006 among Holdings, Titan PCB West, Inc., Titan PCB East, Inc., Oblio Telecom, Inc., Titan Wireless Communications, Inc., Start Talk Inc., Pinless, Inc. and Greystone Business Credit II, L.L.C.

(l)  Section 2 of Schedule A to the Loan Agreement is hereby amended by adding paragraph (c) as follows:

(c) Term Loan C

(i) Principal Amount               $2,000,000.00

(ii) Repayment Schedule:               Term Loan C shall be repaid in consecutive equal monthly installments of no less than $42,500 (or such other amount mutually agreed between Borrower and Lender), payable on the fifteenth day of each calendar month commencing October, 2007

(m)  Section 3 of Schedule A to the Loan Agreement is hereby amended by adding clause (d) as follows:

(d) Term Loan C:	1.5% per annum plus the Prime Rate

(n)  Exhibit D to the Loan Agreement shall be in the form set forth in Exhibit A attached hereto.

(o)  Schedule B to the Loan Agreement is hereby amended by amending and restating the following definitions as follows:

"Commitment" means, with respect to each Lender, its Revolving Loan Commitment, Term Loan A Commitment, Term Loan B Commitment and Term Loan C Commitment, and, with respect to all the Lenders, their Revolving Loan Commitments, their Term Loan A Commitments, their Term Loan B Commitments and their Term Loan C Commitments.

"Obligations" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Agent or the Lenders, in connection with this Agreement, any other Loan Document or otherwise, whether arising from an extension of credit, opening of a Credit Accommodation, guaranty, indemnification or otherwise (including all fees, costs and other amounts which may be owing to issuers of Credit Accommodations and all taxes, duties, freight, insurance, costs and other expenses, costs or amounts payable in connection with Credit Accommodations or the underlying goods), whether direct or indirect (including those acquired by assignment and any participation by Agent or Lenders in Borrower's indebtedness owing to others), whether absolute or contingent, whether due or to become due, and whether arising before or after the commencement of a proceeding under the Bankruptcy Code or any similar statute, including all interest, charges, expenses, fees (including attorney's fees) and any other sums chargeable to Borrower under this Agreement or under any other Loan Document.

"Pro Rata Share" means, at any time, with respect to any Lender, a fraction (expressed as a percentage in no more than nine (9) decimal places), the numerator of which shall be the sum of the Revolving Loan Commitment (or if the Revolving Loan Commitment has then been terminated, the outstanding principal amount of the Revolving Loans and the Credit Accommodation Balance), the Term Loan A Commitment (or if the Term Loan A Commitment has then been terminated, the outstanding principal amount of the Term Loan A) of such Lender at such time, the Term Loan B Commitment (or if the Term Loan B Commitment has then been terminated, the outstanding principal amount of Term Loan B) of such Lender at such time and the Term Loan C Commitment (or if the Term Loan C Commitment has then been terminated, the outstanding principal amount of Term Loan C) of such Lender at such time, and the denominator of which shall be the Maximum Facility Amount at such time.

"Term Loans" means collectively Term Loan A, Term Loan B and Term Loan C.

(p)  Schedule B to the Loan Agreement is hereby amended by adding the following definitions in alphabetical order:

"Pro Rata Term Loan C Share" means, at any time, with respect to any Lender, a fraction (expressed as a percentage in no more than nine (9) decimal places), the numerator of which shall be the Term Loan C Commitment (or if the Term Loan C Commitment has then been terminated, the outstanding principal amount of the Term Loan C) of such Lender at such time and the denominator of which shall be the aggregate Term Loan C Commitments (or if the Term Loan C Commitment has then been terminated, the aggregate outstanding principal amount of the Term Loan C) of all Lenders at such time.

"Term Loan C" has the meaning set forth in Section 1.1(e).

"Term Loan C Advance" has the meaning set forth in Section 1.1(e).

"Term Loan C Commitment" means, with respect to each Lender, its Term Loan C Commitment, and, with respect to all the Lenders, their "Term Loan C Commitments," in each case as such amounts are set forth beside such Lender's name on the signature pages to this Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 12.9.

SECTION 3.  COVENANTS

As a condition of Agent's agreements hereunder, the following terms and provisions shall apply (it being agreed that the violation by Borrower of any of the following provisions shall constitute an immediate Event of Default):

3.1.  USAD Guarantee. Contemporaneously with the execution of this Agreement, Borrower shall cause USA Detergents, Inc. ("USAD") to execute a Guarantee (the "USAD Guarantee") in the form attached hereto as Exhibit B. Borrower acknowledges, confirms and agrees that an Event of Default shall occur and be continuing hereunder and under the Loan Agreement if the USAD Guarantee or any provision thereof shall cease to be in full force and effect, or any Person (including USAD) shall contest in any manner the validity, binding nature or enforceability of the USAD Guarantee or any such provision therein.

3.2.  Additional Security Documents. Within thirty (30) days after the date of this Agreement, (a) Borrower shall enter into (i) an amendment to the Trademark Security Agreement dated as of September 17, 2007, between Borrower and Agent and (ii) an amendment to the Stock Pledge Agreement dated as of September 17, 2007, between Borrower and Agent, (b) Borrower shall cause its wholly owned subsidiary APPCO-KY, Inc., a Tennessee corporation ("APPCO"), to enter into an amendment to the Security Agreement dated as of September 17, 2007, between APPCO and Agent, (c) Borrower shall, and shall cause APPCO to, enter into an agency agreement among Agent, GBC Funding, LLC, Borrower, APPCO, and certain of their affiliates, and (d) Borrower shall cause its parent company Titan Global Holdings, Inc., a Utah corporation ("Titan Holdings"), to enter into an amendment to the Stock Pledge Agreement dated as of September 17, 2007, between Titan Holdings and Agent, in each case in form and substance satisfactory to Agent.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

Borrower hereby represents, warrants and covenants as follows:

4.1.  Representations in Loan Documents. Each of the representations and warranties made by or on behalf of Borrower to Agent in any of the Loan Documents was true and correct when made, and is true and correct on and as of the date of this Agreement with the same full force and effect as if each of such representations and warranties had been made by Borrower on the date hereof and in this Agreement.

4.2.  Binding Effect of Documents. This Agreement has been duly authorized, executed and delivered to Agent by Borrower, is enforceable in accordance with its terms and is in full force and effect.

4.3.  No Conflict. The execution, delivery and performance of this Agreement by Borrower will not violate any requirement of law or contractual obligation of Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues.

SECTION 5.  CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT

The effectiveness of the terms and provisions of this Agreement shall be subject to the following conditions precedent:

(a)  Agent shall have received (i) an original of this Agreement, duly authorized, executed and delivered by Borrower, (ii) an original USAD Guarantee duly authorized, executed and delivered by USAD, (iii) an original of the term note in the form attached hereto as Exhibit C (the "Term Loan C Note"), duly authorized, executed and delivered by Borrower, and (iv) such other documents, agreements and instruments as may be requested by Lender, each such document, agreement and instrument to be in form and substance satisfactory to Lender;

(b)  All proceedings taken in connection with the transactions contemplated by this Agreement and all agreements, documents, instruments, materials and other legal matters incident hereto shall be satisfactory to Agent;

(c)  Agent shall have been reimbursed for all reasonable costs, fees and expenses incurred by Agent in connection with the preparation, execution, administration or enforcement of this Agreement;

(d)  Agent shall have been paid all interest, fees and other charges accrued and owing through the date hereof in respect of the outstanding principal amount under the Term Loan C Note; and

(e)  No Event of Default shall be in existence as of the date hereof.

SECTION 6.  MISCELLANEOUS

6.1.  Effect of Agreement. Except as modified pursuant hereto, no other changes or modifications to the Loan Documents are intended or implied and, in all other respects, the Loan Documents hereby are ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Agreement and the other Loan Documents, the terms of this Agreement shall govern and control. The Loan Agreement and this Agreement shall be read and construed as one agreement.

6.2.  Agreement as a Loan Document. Borrower and Agent hereby agree that this Agreement shall constitute a "Loan Document" for all purposes of the Loan Agreement and the other Loan Documents, and any references to the Loan Documents contained in any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise specify.

6.3.  Costs and Expenses. Borrower absolutely and unconditionally agrees to pay to Agent , on demand by Agent at any time, whether or not all or any of the transactions contemplated by this Agreement are consummated: all fees and disbursements of any counsel to Agent in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements contemplated hereby and expenses which shall at any time be incurred or sustained by Agent or any participant of Agent or any of their respective directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements contemplated hereby.

6.4.  Further Assurances. At Borrower's expense, the parties hereto shall execute and deliver such additional documents and take such further action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

6.5.  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

6.6.  Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other documents, and no investigation by Agent or any closing shall affect the representations and warranties or the right of Agent to rely upon them.

6.7.  Release.

(a)  In consideration of the agreements of Agent contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Agreement, the Loan Agreement, or any of the other Loan Documents or transactions hereunder or thereunder.

(b)  Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)  Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

6.8.  Covenant Not to Sue. Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower pursuant to Section 6.7 above. If Borrower or any of its successors, assigns or other legal representatives violates the foregoing covenant, Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

6.9.  Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement.

6.10.  Reviewed by Attorneys. Borrower represents and warrants to Agent that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to discuss this Agreement with, and have this Agreement reviewed by, such attorneys and other persons as Borrower may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

6.11.  Governing Law: Consent to Jurisdiction and Venue. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND AGENT PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THE LOAN AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS THE SAME HAS BEEN POSTED.

6.12.  Mutual Waiver of Jury Trial. THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN AGENT AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

6.13.  Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

APPALACHIAN OIL COMPANY, INC., as Borrower

By	/s/ Bryan Chance
Name Bryan Chance
Title President

GREYSTONE BUSINESS CREDIT II, L.L.C., as Agent

By	/s/
Name
Title

Term Loan C Commitment: $2,000,000

Signature Page - Amendment No. 1 to Loan and Security Agreement

EXHIBIT A
to
AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

FORM OF TERM NOTE C

$__________________________, Tennessee

_____________, ____

FOR VALUE RECEIVED, the undersigned, APPALACHIAN OIL COMPANY, INC., a Tennessee corporation ("Borrower"), hereby unconditionally promises to pay to the order of _____________________________ ("Lender"), having an address at __________________________________________, or at such other place as the holder of this Term Note C ("Term Note C") may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of ________________________ and __/100 Dollars ($____________). Reference is hereby made to the Loan and Security Agreement among Borrower, Greystone Business Credit II, L.L.C., as Agent, and the Lenders party thereto of even date herewith (as it may be amended, supplemented or modified from time to time, the "Loan Agreement") for a statement of the terms and conditions under which the loan evidenced hereby was made and is to be repaid. This Term Note C evidences a Term Loan C Advance described in the Loan Agreement. Capitalized terms used herein which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

The outstanding principal balance of this Term Note C shall be payable in full on the Maturity Date. Prior thereto, the Term Note C shall be repayable as set forth in the Loan Agreement.

Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full hereof at the per annum rate rates, and on the dates, specified in the Loan Agreement. After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand. Interest as aforesaid shall be charged for the actual number of days elapsed over a year consisting of three hundred sixty (360) days on the actual daily outstanding balance hereof. Changes in the interest rate provided for herein which are due to changes in the Prime Rate shall be effective on the date of the change in the Prime Rate.

Notwithstanding anything to the contrary contained herein, the aggregate of all interest hereunder and charged or collected by Lender is not intended to exceed the highest rate permissible under any applicable law, but if it should, such interest shall automatically be reduced to the extent necessary to comply with applicable law and Lender will refund to Borrower any such excess interest received by Lender.

Subject to Section 8.2 of the Loan Agreement, Borrower may prepay the outstanding principal balance hereof in whole or in part. Any partial prepayment of Term Loan C shall be applied to the Obligations as provided in the Loan Agreement.

Payments received by Lender from Borrower on this Term Note C shall be applied to the Obligations as provided in the Loan Agreement.

Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are hereby waived by Borrower.

This Term Note C shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of New York. If any provision of this Term Note C or the application thereof shall be held to be void or unenforceable by any court of competent jurisdiction, such defect shall not affect the remainder of this Term Note C, which shall continue in full force and effect. Whenever in this Term Note C reference is made to Agent, Lender(s) or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and permitted assigns. The provisions of this Term Note C shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and permitted assigns.

APPALACHIAN OIL COMPANY, INC.

By

Its

EXHIBIT B
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AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

USAD GUARANTEE

[See attached]

EXHIBIT C
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AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

TERM LOAN C NOTE

$2,000,000	____________, Tennessee
October ___, 2007

FOR VALUE RECEIVED, the undersigned, APPALACHIAN OIL COMPANY, INC., a Tennessee corporation ("Borrower"), hereby unconditionally promises to pay to the order of GREYSTONE BUSINESS CREDIT II, L.L.C. ("Lender"), having an address at 152 West 57th Street, 60th Floor, New York, New York 10019, or at such other place as the holder of this Term Note C ("Term Note C") may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million and 00/100 Dollars ($2,000,000). Reference is hereby made to the Loan and Security Agreement among Borrower, Greystone Business Credit II, L.L.C., as Agent, and the Lenders party thereto of even date herewith (as it may be amended, supplemented or modified from time to time, the "Loan Agreement") for a statement of the terms and conditions under which the loan evidenced hereby was made and is to be repaid. This Term Note C evidences a Term Loan C Advance described in the Loan Agreement. Capitalized terms used herein which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

The outstanding principal balance of this Term Note C shall be payable in full on the Maturity Date. Prior thereto, the Term Note C shall be repayable as set forth in the Loan Agreement.

Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full hereof at the per annum rate rates, and on the dates, specified in the Loan Agreement. After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand. Interest as aforesaid shall be charged for the actual number of days elapsed over a year consisting of three hundred sixty (360) days on the actual daily outstanding balance hereof. Changes in the interest rate provided for herein which are due to changes in the Prime Rate shall be effective on the date of the change in the Prime Rate.

Notwithstanding anything to the contrary contained herein, the aggregate of all interest hereunder and charged or collected by Lender is not intended to exceed the highest rate permissible under any applicable law, but if it should, such interest shall automatically be reduced to the extent necessary to comply with applicable law and Lender will refund to Borrower any such excess interest received by Lender.

Subject to Section 8.2 of the Loan Agreement, Borrower may prepay the outstanding principal balance hereof in whole or in part. Any partial prepayment of Term Loan C shall be applied to the Obligations as provided in the Loan Agreement.

Payments received by Lender from Borrower on this Term Note C shall be applied to the Obligations as provided in the Loan Agreement.

Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are hereby waived by Borrower.

This Term Note C shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of New York. If any provision of this Term Note C or the application thereof shall be held to be void or unenforceable by any court of competent jurisdiction, such defect shall not affect the remainder of this Term Note C, which shall continue in full force and effect. Whenever in this Term Note C reference is made to Agent, Lender(s) or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and permitted assigns. The provisions of this Term Note C shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and permitted assigns.

APPALACHIAN OIL COMPANY, INC.

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